UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 26, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of the President and Chief Executive Officer

At its meeting on August 6, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) approved annual equity award grants to Dr. Lisa Su, which reflected her promotion to Senior Vice President and Chief Operating Officer on July 1, 2014. In October 2014, the Company entered into an employment agreement with Dr. Su in connection with her promotion to President and Chief Executive Officer. As negotiated and provided for in Dr. Su’s employment agreement, Dr. Su received additional equity grants on October 31, 2014, in light of her appointment to the new position. The employment agreement was approved by the Board, the terms and conditions of which were the result of arms-length negotiations between Dr. Su and the Compensation Committee. The Company believes that Dr. Su’s compensation package, as provided for in her employment agreement, was appropriate and aligned with the Company’s stockholders’ interests.

On November 24, 2014, the Company received notice of a stockholder derivative action in Delaware court on the grounds that the Company had granted equity awards to Dr. Su during calendar year 2014 in excess of the per calendar year individual share limit in the Company’s 2004 Equity Incentive Plan (as amended, the “2004 Plan”). Rather than litigate this technical issue, the Company believes resolving this technicality quickly is a better solution for the Company and its stockholders.

In light of this determination, on December 26, 2014, the full Board, including the members of the Compensation Committee, took the following actions with respect to Dr. Su’s equity compensation:

•	Voided and rescinded the performance-based restricted stock unit award granted to Dr. Su on October 31, 2014, covering a target number of 869,686 shares.

•	Voided and rescinded the performance-based restricted stock unit award granted to Dr. Su on October 31, 2014, covering a target number of 347,874 shares.

•	Voided and rescinded the performance-based restricted stock unit award granted to Dr. Su on August 12, 2014, covering a target number of 487,804 shares.

•	Voided and rescinded 50,000 of the 173,937 restricted stock units subject to a restricted stock unit award granted to Dr. Su on October 31, 2014, and made a corresponding reduction in the number of shares subject to such award.

In voiding and rescinding the equity awards described above, the full Board also determined that the total compensation package provided for in Dr. Su’s employment agreement, including the equity compensation, was appropriate and aligned with stockholders’ interests. Having reaffirmed that the compensation it had promised to Dr. Su was appropriate and reasonable, the full Board determined that the Company intends to return Dr. Su’s equity compensation to the level it should have been prior to the action to void and rescind the equity awards described above at or near the earliest practicable opportunity available to the Company, subject to law and the terms of the 2004 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary